    EXHIBIT 10.9

    THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT (the "Agreement" is entered into as of the 16th day of January, 2007 between First National Bank of Pulaski, located in Pulaski, Tennessee (the "Bank"), and _______________ (the "Participant"). The Participant signed an original Participation Agreement on November 29, 2000 and amended it on December 20, 2005 and April 18, 2006.

Recital
  The Bank has adopted, the First National Bank of Pulaski, Amended and Restated Director's Deferred Compensation Plan effective January 1, 2001 (the "Plan") and restated January 1, 2005, and the Participant has been selected to participate in the Plan.
  The Participant desires to participate in the Plan.
  The Effective Date of the Agreement is January 1, 2001.
  The Participant shall defer eight hundred dollars ($800) of fees per month.
  The monthly Normal Retirement Benefit in Section 3.1.1 shall be _______________________ ($______).
  The monthly Disability Benefit in Section 3.3.1 shall be a pro-rata portion of the Normal Retirement Benefit as shown in paragraph E of this Participation Agreement. Such pro-rata calculation shall use the same ratio as outlined in Section 3.2.1 of the Plan's master plan document (the "Plan Document").

Agreement

NOW THEREFORE, it is mutually agreed that:
  Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan Document.
  Integrated Agreement: Parties Bound. The Plan Document, a copy of which has been made available to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan Document. This Agreement and the Plan Document, collectively, shall be considered one complete contract between the parties.
  Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document.
  Conditions to Participation. As a condition to participation in the Plan, the Participant must complete, sign, date and return to the Plan Administrator an original copy of this Agreement, various Election Forms as required by the Plan Administrator, and a Beneficiary Designation Form.
  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Bank, its successors and assigns, and the Participant.

   IN WITNESS WHEREOF, the Participant has signed and the Bank has accepted this Participation Agreement as of the date first written above.

PARTICIPANT :

_______________                                                           ______________________________________
Date                                                                                 Signature of Participant

                                                                                         ______________________________________
                                                                                         Type or Print Name

AGREED AND ACCEPTED BY THE BANK:

PLAN ADMINISTRATOR:

___________________________                                   ______________________________________
Date                                                                                  Signature of Plan Administrator

                                                                                         ____________________________________
                                                                                         Type or Print Name